Exhibit 32

Certification Pursuant to 18. U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of B.H.I.T., Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2008 (the “Report”) filed with the Securities and Exchange Commission on the date hereof, the undersigned, being the Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul S. Dennis
Paul S. Dennis
Interim Chief Executive Officer
and Financial Officer

Date: August 8, 2008